UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

00031803	770402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 10.32

Item 1.01	Entry into a Material Definitive Agreement.
     As previously reported in a current report on Form 8-K filed on October 24, 2007 by Transmeta Corporation, a Delaware corporation (“Transmeta”) (Commission File No. 000-31803), Transmeta and Intel Corporation (“Intel”) on October 22, 2007 entered into a settlement agreement to resolve patent infringement litigation.
     On December 31, 2007, Transmeta and Intel signed a definitive settlement agreement to effectuate their settlement as previously announced on October 24, 2007. The definitive settlement agreement has an effective date of December 31, 2007, and includes all of the material terms previously reported by Transmeta in the above referenced report on Form 8-K. The definitive settlement agreement also specifically provides for Intel to make to Transmeta, within 30 days of December 31, 2007, an initial payment of $150 million, which payment Transmeta expects to receive from Intel in January 2008.
     The above description of the material terms of the definitive settlement agreement is qualified in its entirety by reference to the full text of that agreement, which Transmeta expects to file, subject to a request for confidential treatment, with its annual report on Form 10-K for the period ended December 31, 2007.
Safe Harbor Statement
     This current report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and Transmeta will not necessarily provide updates of its projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risks include the possibility that the initial payment from Intel might be delayed or not made in accordance with the definitive settlement agreement. Transmeta urges investors to review its filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. Transmeta undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As Transmeta previously reported in a current report on Form 8-K filed on February 27, 2007, Transmeta on that date entered into an Incentive Retention Agreement with John O’Hara Horsley, its Executive Vice President, General Counsel and Secretary (the “Incentive Retention Agreement”). Pursuant to the Incentive Retention Agreement, upon the final judgment or settlement resolving certain claims and counterclaims between Transmeta and Intel (the “Lawsuit”), Transmeta will pay Mr. Horsley a bonus equal to one fourth of the excess, if any, between 25 percent of the present value of all net cash payments to be made by Intel to Transmeta pursuant to the judgment or settlement of the Lawsuit, less the sum of all expenses incurred and ultimately paid by Transmeta in connection with the Lawsuit. That bonus was intended to provide Mr. Horsley with incentives to continue to manage the Lawsuit on behalf of Transmeta to final determination or resolution, and the amount of the bonus represents a portion of Transmeta’s estimate of the fees it would otherwise have been required to pay qualified legal counsel hired to manage the Lawsuit for Transmeta on a contingency basis.
     Transmeta previously filed the Incentive Retention Agreement as Exhibit 10.32 to its quarterly report on Form 10-Q filed on May 15, 2007, preserving as confidential certain information about the percentages used to compute the bonus in order to protect Transmeta’s interests as a claimant in the litigation and negotiation of the settlement of the Lawsuit. The Lawsuit between Transmeta and Intel having been finally resolved pursuant to the definitive settlement agreement described above in Item 1.01, Transmeta now files the full text of the Incentive Retention Agreement as Exhibit 10.32 of this report.
     The foregoing description of the material terms of the Incentive Retention Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of Exhibit 10.32.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

10.32	Incentive Retention Agreement, entered February 27, 2007, between Transmeta Corporation and John O’Hara Horsley.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: January 4, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

10.32	Incentive Retention Agreement, entered February 27, 2007, between Transmeta Corporation and John O’Hara Horsley.